January 29, 1997



ARTRA GROUP Incorporated
500 Central Avenue
Northfield, IL  60093

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         You have requested our opinion with respect to the offering and sale of Common Stock pursuant to a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 3,996,468 shares of Common Stock, no par value per share (the "Common Stock") of ARTRA GROUP Incorporated (the "Corporation").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Corporation and certificates of public officials and have not independently verified such facts.

         Based upon the foregoing, it is our opinion that the Common Stock, when issued, and the consideration for the options and/or warrants is received, will be legally issued, fully paid and non-assessable.

         We express no opinion as to the laws of any jurisdiction other than the State of Illinois; the United States of America. Insofar as the foregoing opinion relates to matters that would be controlled by the substantive laws of any jurisdiction other than the United States of America or the State of Illinois, we have assumed that the substantive laws of such jurisdiction conform in all respects to the internal laws of the State of Illinois.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement relating to the registration of 3,996,468 shares of Common Stock and to the use of our name under the caption "Legal Matters" in connection with the Registration Statement and in the Prospectus forming a part thereof.


                                           Very truly yours,



                                           Kwiatt, Silverman & Ruben, Ltd.